POWER OF ATTORNEY

The undersigned Trustee of Alpine Series Trust, Alpine Income Trust and Alpine Equity Trust (the “Trusts”) hereby appoints Samuel A. Lieber as attorney-in-fact and agent, with the power, to execute, and to file any of the documents referred to below relating to the registration of the Trusts as investment companies under the Investment Company Act of 1940, as amended (the “1940 Act”) and to the registration of the Trusts’ securities under the Securities Act of 1933, as amended (the “Securities Act”) including the Trusts’ Registration Statement on Form N8A, N-1A, or Form N-14, any and all respective amendments thereto, including all exhibits and any documents required to be filed with respect thereto with any regulatory authority, including applications for exemptive order rulings and proxy materials. The undersigned grants to the said attorney full authority to do every act necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he could do if personally present, thereby ratifying all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

The undersigned Trustee hereby executes this Power of Attorney as of this 17th day of December, 2009.

Name	Title

/s/ James A. Jacobson
James A. Jacobson	Trustee